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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 June 28, 2004

INFORMATION HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-14371 (Commission File Number)	06-1518007 (IRS Employer Identification No.)

2777 Summer Street, Suite 602, Stamford, CT 06905
(Address of principal executive offices) (Zip Code)

(203) 961-9106
(Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

        On June 28, 2004, Information Holdings Inc., a Delaware corporation ("Information Holdings"), announced that it entered into an Agreement and Plan of Merger, dated as of June 28, 2004 (the "Agreement"), with The Thomson Corporation, a Delaware corporation ("Thomson"). Under the terms of the Agreement, a Thomson subsidiary will acquire all of the outstanding common stock of Information Holdings at a price of $28.00 per share in cash, for an aggregate cost of approximately $441 million, net of cash and investments currently held by Information Holdings.

        The Agreement and the press release announcing the transaction are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference. The foregoing is qualified in its entirety by reference to such documents.

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Item 7.    Financial Statement and Exhibits.

  (c)
  Exhibits.

2.1
The Agreement (schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Information Holdings hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted schedules and exhibits upon request therefor by the Securities and Exchange Commission).
99.1	Press Release issued by Information Holdings and Thomson on June 28, 2004.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION HOLDINGS INC.
Date: June 28, 2004
	By:	/s/ VINCENT A. CHIPPARI
		Name:	Vincent A. Chippari
		Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of June 28, 2004, among Information Holdings Inc., The Thomson Corporation and Thyme Corporation. (Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Information Holdings Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted schedules and exhibits upon request therefor by the Securities and Exchange Commission.)
99.1	Press Release issued by Information Holdings Inc. and The Thomson Corporation on June 28, 2004.

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statement and Exhibits.
SIGNATURE
EXHIBIT INDEX